Exhibit 10(ii)
CONFIDENTIAL
Qimonda AG
Confidential Materials Omitted and Filed Separately with the
Securities and Exchange Commission.
Confidential Portions denoted by [***].
Product Purchase And Capacity Reservation Addendum #8
- hereinafter referred to as the “Addendum” -
by and between
Semiconductor Manufacturing International Corporation,
a Cayman Islands company,
having a place of business at No. 18 Zhangjiang Road, Pudong New Area,
201203 Shanghai, The People’s Republic of China
and
Semiconductor Manufacturing International (Shanghai) Corporation,
having an office at No. 18 Zhangjiang Road, Pudong New Area,
201203 Shanghai, The People’s Republic of China
- collectively, hereinafter referred to as “SMIC“-
and
Qimonda AG
having a place of business at Gustav-Heinemann-Ring 212, 81739 Munich, Germany
- hereinafter referred to as “Qimonda” -
- SMIC and Qimonda hereinafter collectively referred to as the “Parties” and severally referred to as a “Party” -

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Preamble
WHEREAS, Infineon Technologies AG, Munich , Germany and SMIC, on December 4, 2002, entered into that certain Know How Transfer Agreement, as amended several times, regarding Infineon’s DRAM technologies for use in the manufacture by SMIC of certain DRAM products (the “Know How Transfer Agreement”), that certain Product Purchasing and Capacity Reservation Agreement, as amended several times, related thereto (the “Agreement”) and further, on March 19, 2004 into a Disclosure and License Agreement;
WHEREAS, Infineon has assigned all such contracts to Qimonda;
WHEREAS, the Parties further wish to enter into this Addendum to set forth certain amended terms and conditions for the supply of certain products by SMIC to Qimonda;
WHEREAS, the Parties, simultaneously with this Addendum, wish to enter into Addendum #4 of the Know How Transfer Agreement.
NOW, THEREFORE, the Parties agree as follows:
Article 1 – Purpose of this Addendum
This Addendum amends and adds provisions to the Agreement. Unless expressly set forth herein, the Agreement, including its Annexes, shall remain unaltered and in full force and effect.
Article 2 – Definitions
2.1	For the avoidance of doubt, definitions set forth in the Agreement which refer to the Know How Transfer Agreement shall be understood as a reference to such Know How Transfer Agreement as amended by its most current Addendum. Capitalized terms not defined herein shall have the meanings assigned to them in the Agreement.
2.2	The definition of Market Price in Section 1.14 of the Agreement shall be replaced by the following:

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“Market Price” for each Delivery Month shall mean the monthly average price for a Component according to the daily average DRAM spot market price as set forth on the DRAMeXchange Marketing Information System, calculated over the period of the respective Sales Month, differentiated by density, type (including speed differences) and quality grade .
2.3	The definition of Term in Section 1.24 of the Agreement shall be replaced by the following:

“Term” shall mean the period beginning with the Effective Date and ending with the last shipment of, and payment for, Contract Products a purchase order was placed for prior to December 31, 2010, unless earlier terminated in accordance with the provisions of this Agreement.
Article 3 – 80nm Shipment Qualification and Conversion
The following shall become Section 2.1d of the Agreement:
SMIC shall use all commercially reasonable efforts to achieve shipment qualification for the 80nm Contract Process no later than [***] and shall thereafter convert all Reserved Capacity from 90nm to 80nm as soon as reasonably possible.
Article 4 – Disposition of Risk Starts/ and Scrap Contract Products
4.1	The following shall become Section 3.1.5 of the Agreement:

Disposition of 80nm Risk Start Lots. SMIC shall start upon Qimonda’s request up to [***] ([***]) 80nm Wafers in total for the conversion from the 90nm to the 80nm Contract Process or a higher number of Wafers to be mutually agreed between the Parties. The Transfer Price (TP) for each such 80nm Wafer shall be calculated as Non-Conforming Products according to Annex 1, Section 9 based on the Transfer Price calculation described in Annex 1, Section 11, but with a minimum cap of US$ [***] per wafer.

4.2	The following shall be added to Section 5.1.2 of the Agreement:

All 80nm Scrap Contract Products and all 80nm pre-qualification Risk Starts shall be sold to Qimonda pursuant to Section 3.1.5 above.
Article 5 – Changes to Annexes
5.1	As of the Addendum Date defined below, Annex 1 of the Agreement is replaced by Annex 1 of this Addendum.

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5.2	The table in Annex 2 of the Agreement shall be replaced by the following:

	2003	2004	2005	2006	2007	2008	2009	2010
200mm	5.000	15.000	20.000	20.000	20.000	—	—	—
300mm	—	As below	15.000	15.000	15.000	15.000	15.000	15.000
5.3	Section 2 of Annex 2 of the Agreement shall be replaced by the following:

140nm to 110nm Conversion on 200mm

The Reserved Capacity in 200mm Wafer size shall be converted from the 140nm Contract Process to the 110nm Contract Process pursuant to Section 2.1 of the Agreement. In any event, by the end of the calendar year 2004, the Reserved Capacity of 20.000 wspm in 200mm Wafer size shall be available using the 110nm Contract Process.

In 2007 at least [***] wspm in 200mm Wafer size are used for the [***] Contract Product.
5.4	Section 3 of Annex 2 of the Agreement shall be replaced by the following:

90nm to 80nm Conversion on 300mm

The Reserved Capacity in 300mm Wafer size shall be provided using the 90nm Contract Process and the 80nm Contract Process and the conversion from 90nm to 80nm shall be made pursuant to Section 2.1d of the Agreement.
Article 6 – Term and Termination
6.1	Section 17.2 of the Agreement shall be replaced by the following:

This Agreement shall remain in effect for the Term; provided however, that no further Purchase Order may be concluded by the Parties after December 31, 2010. Twelve (12) months prior to December 31, 2010, the Parties will start in good faith discussions regarding the extension of the Term of this Agreement.

6.2	This Addendum shall enter into force upon signature by both Parties.
Article 7 – Miscellaneous
7.1	Public Announcement. No public announcement concerning the terms of this Addendum or concerning the transactions described herein shall be made, either directly or indirectly, without first obtaining the approval of the other Party and agreement upon the nature, text, and timing of such announcement. The Party desiring to make any such public announcement shall provide the

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other Party with a written copy of the proposed announcement in sufficient time prior to public release to allow such other Party to determine whether they agree to such announcement.
7.2	Annexes. Annexes 1, which is attached hereto, shall constitute an integral part hereof.

7.3	Counterparts. This Addendum may be executed in counterparts, each of which shall be deemed to be an original.
IN WITNESS WHEREOF, the Parties hereto have caused this Addendum to be executed in duplicate by their respective duly authorized representatives:
Semiconductor Manufacturing

International Corporation		Qimonda AG

By:	/s/ Nai-Yung Chen	By:	/s/ ppa Fleischmann
Name:	Nai-Yung Chen	Name:	Fleischmann

Title:	Sn VP CIO	Title:	VP Alliances

Date:	August 7, 2007	Date:	August 7, 2007

By:	/s/ James Sung	By:	/s/ i.V. Hausdorf

Name:	James Sung	Name:	Till Hausdorf

Title:	Sn VP M&S	Title:	Corporate Legal Counsel

Date:	August 7, 2007	Date:	August 7, 2007

CONFIDENTIAL
Semiconductor Manufacturing International
(Shanghai) Corporation

By:	/s/ Nai-Yung Chen
Name:	Nai-Yung Chen

Title:	Sn VP CIO

Date:	August 7, 2007

By:	/s/ James Sung

Name:	James Sung

Title:	Sn VP M&S

Date:	August 7, 2007

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ANNEX 1
to the Product Purchase And Capacity Reservation Agreement and its Addendum #8
Transfer Price
[***]